TRANSITIONAL EMPLOYMENT AGREEMENT
                            (EXECUTIVE OFFICER GROUP)
                            -------------------------

     This Transitional Employment Agreement ("Agreement") is made as of this _20th__ day of June 2000, by and between Midwest Banc Holdings, Inc. (the "Employer") and the undersigned executive officer (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive has been employed for some years by the Employer;
and

     WHEREAS, the Employer wishes to assure both itself and the Executive of continuity of management in the event of any actual Change in Control (as defined in Paragraph 2) of the Employer on the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to provide such services and continuity; and

     WHEREAS, to achieve this purpose, the Board of Directors of the Employer considered and approved this Agreement to be entered into with the Executive as being in the best interests of the Employer and its stockholders;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

     1. OPERATION OF AGREEMENT. The "Effective Date of this Agreement" shall be the date on which a Change in Control occurs, and this Agreement shall not have any force or effect whatsoever prior to that date.

     2. CHANGE IN CONTROL. For the purposes of this Agreement, a "Change in Control" shall be deemed to occur when and only when:

          (a) The Employer is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquirer") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate directly or indirectly by the stockholders of the Employer, in substantially the same proportion of their ownership of stock in the Employer immediately prior to such merger, consolidation or reorganization;

          (b) The Employer sells all or substantially all of its business and/or assets to an Acquirer, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate directly or indirectly by the stockholders of the Employer, in substantially the same proportion of their ownership of stock in the Employer immediately prior to such sale;

          (c) Any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, ("Exchange Act") and the rules and regulations promulgated thereunder) has become the beneficial owner (as the

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term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the issued and outstanding shares of voting securities of Employer, other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of the Employer or any subsidiary or (ii) a corporation owned directly or indirectly by the stockholders of the Employer in substantially the same proportion as their ownership of stock in the Employer; or

          (d) Individuals who are members of the Incumbent Board cease to constitute a majority of the Board of Directors of the Employer. For this purpose, "Incumbent Board" means (i) the members of the Board of Directors of the Employer on the Effective Date and (ii) any individual who becomes a member of the Board of Directors of the Employer after the Effective Date, if such individual's election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board.

     3. EMPLOYMENT. The Employer hereby agrees to continue the Executive in its employ for a period of twenty-four (24) months commencing on the Effective Date of this Agreement (the "Employment Period"), with the same director and officer titles, duties and responsibilities as in effect immediately prior to the Effective Date of this Agreement. The Executive agrees that during the Employment Period he or she shall continue to devote such time to his or her executive duties as devoted prior to the Effective Date of the Agreement and shall perform such duties faithfully; provided, however, that Executive's continued service for other corporations and entities, and on any other corporate, civic, charity or foundation board shall not be deemed to breach Executive's obligations hereunder.

     4. COMPENSATION, COMPENSATION PLANS, BENEFITS AND PERQUISITES. During the Employment Period, the Executive shall:

          (a) Receive an annual salary and director's fees at a rate which is not less than his or her rate of annual salary and director's fees immediately prior to the Effective Date of this Agreement, with the opportunity for increases from time to time thereafter which are in accordance with the regular practices of the Employer or its affiliates (which for purposes of this Agreement, shall mean any corporation or enterprise which, as of a given date, is a member of the same controlled group of entities, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Section 414(b), (c), (m) or (o) of the Code (as defined in Paragraph 7 hereof), as is the Employer) with respect to executives with comparable duties;

          (b) Be eligible to participate on a comparable basis, in each calendar year during which the Employment Period runs, in an annual bonus program maintained by the Employer or its affiliates in which executives with comparable duties are eligible to participate;

          (c) Be eligible to participate on a comparable basis in the stock option or other equity incentive plans and any other bonus incentive compensation plans (collectively, the "Incentive Plans"), maintained from time to time by the Employer or its affiliates during the Employment Period and in which executives with comparable duties are eligible to participate, and the Executive's benefits, if any, in any Incentive Plans existing on the date hereof shall not be reduced or eliminated;

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          (d)  Be entitled to participate (i) in any group or executive medical, dental, disability, life insurance, retirement, profit sharing, thrift and other plans and programs, including nonqualified and deferred compensation plans and programs, maintained from time to time by the Employer or its affiliates during the Employment Period and in which similarly situated executives (with comparable duties) are eligible to participate and (ii) in special medical or life insurance arrangements, and profit sharing contributions to any deferred compensation plan maintained by the Employer to the same extent the Executive participated in such benefits before the Effective Date of the Agreement; and

          (e) Be entitled to receive vacation and perquisites which are provided by the Employer or its affiliates from time to time during the Employment Period to executives with comparable duties, but in no event less favorable than the vacation and perquisites to which he or she was entitled immediately prior to the Effective Date of this Agreement (including, but not limited to, company car and allowances, club memberships and dues, subscriptions and travel).

          (f) Be entitled to receive benefits under any supplemental executive retirement agreement, if one is in place prior to the Effective Date, between the Employer and the Executive according to its terms.

     5.   TERMINATION DURING EMPLOYMENT PERIOD.

          (a)  For purposes of this Agreement, the term "termination" shall mean
(i) termination by the Employer of the employment of the Executive with the Employer and all of its subsidiaries during the Employment Period for any reason other than death, disability or "cause" (as defined below), or (ii) resignation of the Executive for "constructive discharge" (as defined below).

          (b) The term "constructive discharge" shall mean the Executive's resignation from the Employer and all of its subsidiaries upon any one of the following:

               (i) the failure of the Employer to pay or provide the compensation, benefits and perquisites contemplated by Paragraph 4;

               (ii) there shall have occurred a material diminution in the Executive's title, duties or responsibilities from those in effect prior to the Effective Date of this Agreement;

               (iii) the Employer changes the Executive's (A) primary employment location to a place that is more than 35 miles from Executive's primary employment location as of the Effective Date of the Agreement and/or (B) regularly scheduled work hours significantly from such hours as of the Effective Date of the Agreement; and/or

               (iv) at any time for any reason prior to the first anniversary of the Effective Date of the Agreement.

          (c) The term "cause" means (i) felony indictment or conviction, other than a felony predicated upon the Executive's vicarious liability or (ii) the Executive's continued and willful failure to substantially perform his or her duties under this Agreement. For purposes of

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

this Paragraph, no act or failure to act on the Executive's part will be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the interests of the Employer or its affiliates or not opposed to the interests of the Employer or its affiliates.

     6. TERMINATION BENEFITS. In the event of a termination of the Executive during the Employment Period, the Employer shall provide and the Executive shall be entitled to receive the following benefits (the "Termination Benefits") upon execution by Executive of a release, in substantially the form attached hereto as Exhibit A, of all claims (other than claims for benefits granted under this Agreement) against Employer, the Resulting Entity and their affiliates and successors:

          (a) The Executive shall, notwithstanding his or her termination, be entitled to receive salary payments and director's fees from the date of his termination and continuing until the second anniversary of said termination date (the "Salary Continuation Period"); which period shall be treated hereunder as a continuation of the Employment Period. These sums shall be paid at the greater of the rate required by Paragraph 4(a) and that in effect immediately prior to termination.

          (b) In addition to the payments under (a) above, the Executive shall receive a bonus payment with respect to each calendar year ending during Salary Continuation Period equal to the annual cash bonus paid (including, for this purpose, bonus amounts declared but deferred pursuant to the Executive's election) during the year immediately preceding the Effective Date of the Agreement, or if greater, the date of termination, plus a pro rata payment for the calendar year in which such Salary Continuation Period ends based on such average annual cash bonus. The bonus payments for each calendar year shall be made at such times and in such manner as they would have been paid had the Executive's employment not been terminated.

          (c) Upon the expiration of the Employment Period, including, without limitation the Salary Continuation Period, the Executive (and, if applicable, his or her dependents) shall be entitled to maintain group medical and dental coverage under the continuation coverage provisions of such plans ("COBRA Coverage"), which entitlement shall, notwithstanding any other provisions of the group plan to the contrary, be subject to termination only in the event of the failure of the Executive or the dependent to timely pay the appropriate premium for such coverage (which, in this case, shall be the premium that would be paid on the same cost-sharing basis as if the Executive continued to be actively employed by the Employer), provided that such coverage shall be secondary to any group coverage (including Medicare or any government-sponsored or mandated program) subsequently obtained or covering the Executive or dependent.

     7.   ADJUSTMENT DUE TO EXCISE TAX.

          (a) If it is determined (in the reasonable opinion of independent public accountants then regularly retained by the Employer), that any amount payable to Executive by Employer under this Agreement or any other plan, program or agreement under which Executive participates or is a party would constitute an "Excess Parachute Payment" within the meaning of

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Section 280G (or any similar provision) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), subject to the excise tax imposed by
Section 4999 of the Code, as amended from time to time (the "Excise Tax"), then the Termination Benefits payable to the Executive shall be reduced to the extent necessary so that no portion of the amounts payable to the Executive is subject to the Excise Tax. Executive shall be responsible for any and all Excise Tax (or similar taxes imposed upon such payments).

          (b) The determination of the amount of reduction, if any, in the amounts payable to the Executive shall be made in good faith by the Employer's chief financial officer after consultation with the advisors then regularly retained by the Employer, and a written statement setting forth the calculation thereof shall be provided to the Executive. If amounts payable to the Executive are to be reduced pursuant to this Paragraph 7, the Executive, in consultation with the chief financial officer, shall determine the compensation and benefits to be so reduced.

          (c) The Employer and the Employee hereby recognize that the restrictive non compete provisions of paragraph 15 have value and that value shall be recognized in the Section 280 G calculations by an allocation of the termination benefits between the non compete provision and the other Termination Benefits based on the value of the fair market value of the non compete provisions. The Employer shall make the determination of the fair value to be assigned.

     8. NO OBLIGATION TO MITIGATE DAMAGES. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Employer's obligations under this Agreement.

     9.   ENFORCEMENT; ARBITRATION.

          (a) Both the Employer and the Executive (or any successor) shall have the right and option to elect to have any dispute or controversy arising under or in connection with this Agreement, or any plan, program or arrangement referred to herein, or any breach thereof, settled exclusively by arbitration, conducted before an arbitrator in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois.

          (b) The Employer shall pay all reasonable legal fees, costs of litigation, and other reasonable expenses incurred by the Executive or any successor who is successful pursuant to legal judgment, arbitration or settlement in a challenge resulting from the Employer's refusal to pay any amounts due under this Agreement or any plan, program or arrangement referred to herein to which it is determined that the Executive or successor is entitled, or as a result of the Employer's contesting the validity, enforceability or interpretation of this Agreement or any such plan, program or arrangement.

          (c) Each of the Employer or the Executive or any successor shall provide written notice ("initial notice") at least fifteen (15) business days prior to the commencement of any legal action or claim under this Agreement or any plan, program or arrangement referred to

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

herein, which initial notice shall indicate whether such party is invoking arbitration pursuant to Paragraph 9(a) above. If such party is not electing to invoke arbitration, then the other party may by written notice within ten (10) business days following receipt of the initial notice elect to invoke arbitration pursuant to said Paragraph 9(a).

     10. INDEMNIFICATION. In the event that legal action is instituted against the Executive during or after the term of his or her employment by a third party (or parties) based on the performance or nonperformance by Executive of his or her duties as an officer or director of the Employer or any of its affiliates or a fiduciary of any benefit plan maintained by the Employer or any of its affiliates during his or her employment with the Employer, the Resulting Entity, their successors (collectively, the "Indemnifying Party") or their affiliates, the Indemnifying Party will assume the defense of such action by its attorney or attorneys selected by the Indemnifying Party and will advance the costs and expenses thereof (including reasonable attorneys' fees) and will indemnify the Executive against any judgment or amounts paid in settlement of said actions in accordance with its charter, by-laws, insurance and applicable law, without prejudice to or waiver by the Indemnifying Party of its rights and remedies against Executive. In the event that there is a settlement or final judgment entered against Executive in any such litigation, and the Indemnifying Party's Board of Directors determines that Executive should, in accordance with the Indemnifying Party's charter, by-laws, insurance and applicable law, reimburse the Indemnifying Party, Executive shall be liable to the Indemnifying Party for all such costs, expenses, damages and other amounts paid or incurred by the Indemnifying Party in the defense, settlement or other resolution of any such litigation (the "Reimbursement Amount"). The Reimbursement Amount shall be paid by Executive within thirty (30) days after rendition of the final judgment. The Indemnifying Party shall be entitled to set off the reimbursement amount against all sums which may be owed or payable by the Indemnifying Party to Executive hereunder or otherwise. The parties shall cooperate in the defense of any asserted claim, demand or liability against Executive or the Indemnifying Party or its subsidiaries or affiliates. The term "final judgment" as used herein shall be defined to mean the decision of a court of competent jurisdiction, and in the event of an appeal, then the decision of the appellate court, after petition for rehearing has been denied, or the time for filing the same (or the filing of further appeal) has expired.

     The rights to indemnification under this Paragraph 10 shall be in addition to any rights which Executive may now or hereafter have under the charter or By-Laws of the Indemnifying Party or any of its affiliates, under any insurance contract maintained by the Indemnifying Party or any of its affiliates or any agreement between Executive and the Indemnifying Party or any of its affiliates.

     11. PAYMENT IN THE EVENT OF DEATH. Upon the death of the Executive prior to a termination, any payment due and owing by the Employer to Executive under this Agreement shall be made to such beneficiary as Executive may designate in writing, or failing such designation, the executor of his or her estate. Upon the death of the Executive after a termination has occurred, then the beneficiary designated by the Executive or, if no beneficiary has been designated, his or her executor shall be entitled to a lump sum death benefit equal to the present value of the payments that were remaining to be paid under Paragraph 6(a) as of the date of death. Such lump sum present value payment shall be determined using an interest rate per annum equal to the prime rate of interest as published in The Wall Street Journal (Midwest

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Edition) on the first business day of the month in which the Executive's death occurred and shall be paid within 30 days of the date of death. Such payments shall be in addition to the amount of the bonus payment, if any, which may thereafter be due under Paragraph 6(b), any other death benefits provided by the Employer or under any plan, program or arrangement maintained by the Employer.

     12. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he or she has filed in writing with the Employer or, in the case of the Employer, at its principal executive offices.

     13. CONFIDENTIAL INFORMATION. Executive acknowledges that during the course of his or her employment he or she has learned or will learn or develop Confidential Information (as that term is defined in this Paragraph 13). Executive further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of Executive's duties, will cause Employer or its affiliates irreparable harm.

     For purposes of this Paragraph, Confidential Information means trade secrets (such as technical and non-technical data, a program, method, technique or process) and other proprietary information concerning the products, processes or services of Employer or its affiliates, including but not limited to: computer programs; marketing, or organizational research and development; business plans; revenue forecasts; personnel information, including the identity of other employees of Employer, its successors or their affiliates, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, which information: (a) has not been made generally available to the public in violation of a confidentiality agreement, fiduciary duty or similar obligation; and (b) is useful or of value to the current or anticipated business, or research or development activities of Employer or its affiliates; or (c) has been identified as confidential by: (i) Executive, or (ii) to Executive's knowledge, by Employer, its successors or their affiliates, either orally or in writing.

     Except in the course of his or her employment and in the pursuit of the business of Employer, its successor or their affiliates, Executive shall not, during the course of his or her employment, including, without limitation the Salary Continuation Period, for any reason, directly or indirectly, disclose, publish, communicate or use on his or her behalf or another's behalf, any confidential information, proprietary information or other data of Employer, its successors or their affiliates.

     14. RETURN OF EMPLOYER'S PROPERTY. All notes, reports, plans, memoranda or other documents created, developed, generated or held by Executive during his or her employment concerning or related to Employer's, its successors or their affiliates' business, and whether containing or relating to Confidential Information or not, are the property of Employer, its successors or their affiliates, as applicable, and will be promptly delivered to Employer, its successors or their affiliates upon termination of Executive's employment for any reason whatsoever.

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

     15. RESTRICTIVE COVENANTS. The Employer has agreed to provide benefits under this Agreement in return for the Executive's acceptance of restrictive covenants set forth in this Paragraph 15. The Executive hereby acknowledges that the Termination Benefits provided hereunder constitute adequate consideration for Executive's obligations under this Paragraph 15.

     The Employer shall not pay any Termination Benefit under this Agreement, and the Executive shall be obligated to repay any Termination Benefits received under this Agreement if, at any time during his or her employment or the Salary Continuation Period (collectively, the "Non-Solicitation Period"), without the prior written consent of the Employer, Executive:

          (a) either as an individual, on his or her own account, or as an agent, employee, director, shareholder or otherwise, directly or indirectly, solicit, induce or encourage, or attempt to solicit, induce or encourage any customer of the Employer, the Resulting Entity, their affiliates or their successors not to do business with the Employer, the Resulting Entity, their affiliates or their successors. For purposes of this paragraph, such customers and such affiliates shall be limited to those persons or entities which are customers or affiliates as of the date immediately preceding the date of the Executive's termination of employment; or

          (b) directly or indirectly solicits, induces or encourages any person who, as of the date immediately preceding the date of the termination of employment, is an employee of the Employer, the Resulting Entity, their affiliates or their successors to terminate his or her relationship with the Employer, the Resulting Entity, their affiliates or their successors.

     16. REMEDIES. Executive warrants and represents that: (i) Executive has read and understands this Agreement; (ii) Executive has had an opportunity to consult with legal counsel in connection herewith; (iii) the restraints and agreements herein provided are fair and reasonable; (iv) enforcement of the provisions of Paragraphs 13, 14 and 15 will not cause him undue hardship; and
(v) that the above restrictions are reasonable in scope and duration and are the least restrictive means to protect the Employer's, the Resulting Entity's, their affiliates' and their successors' legitimate and proprietary business interests and property from irreparable harm.

     Executive acknowledges that failure to comply with the terms of this Agreement will cause irreparable damage to Employer or its affiliates. Therefore, Executive agrees that, notwithstanding Paragraph 9 (Enforcement; Arbitration) above, Employer, the Resulting Entity and their successors shall have the right to seek specific performance, injunctive relief (without bond) and other equitable relief, as well as maintain an action for damages in any court of competent jurisdiction (in addition to any other remedies available at law or in equity) for Executive's breach or threatened breach of the restrictions contained in Paragraphs 13, 14 and 15 and the existence of any claim or cause of action Executive may have against Employer will not constitute a defense thereto. Executive further agrees to pay reasonable attorney fees and costs of litigation incurred by Employer, the Resulting Entity, their affiliates or their successors in any proceeding relating to the enforcement of said provisions or to any alleged breach thereof in which Employer, the Resulting Entity, their affiliates or their successors prevail.

     In the event of a breach or a violation by Executive of any of the covenants and provisions of this Agreement, the running of the Non-Solicitation Period (but not of Executive's

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obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.

     17. NON-ALIENATION. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement, and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

     18. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois.

     19. AMENDMENT. This Agreement may be amended or canceled by mutual agreement of the parties in writing (which, with respect to the Employer in the case of an amendment prior to the Effective Date of the Agreement, shall have been approved by resolution of a majority of the non-employee members of the Board of Directors of the Employer) without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     20. BINDING EFFECT; SUCCESSORS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Employer and any successors of the Employer or the Resulting Entity and to the benefit of Executive's executors, administrators, legal representatives, heirs and legatees. The Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, expressly and unconditionally to assume and agree to perform the Employer's obligations under this Agreement, whereupon such successor or assignee shall become the Employer hereunder.

     21. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, it is the intent of the parties that this Agreement be construed or reformed to the fullest extent possible so as to be enforceable and be in conformance with the manner in which it was originally intended to operate, including, without limitation, the deletion or modification of any invalid or unenforceable provision.

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     IN WITNESS WHEREOF, the Executive has hereunto set his or her hand and, pursuant to the authorization from its Board of Directors, the Employer has caused this Agreement to be executed in its name on its behalf all as of the day and year first above written.



     The Executive agrees that this Agreement replaces (supersedes) all other previous Transitional Employment Agreements as of June 2000.



                                         EXECUTIVE:


                                         ---------------------------------------

                                         ---------------------------------------


                                         EMPLOYER:


                                         ---------------------------------------
                                         MIDWEST BANC HOLDINGS, INC.


                                         By:
                                            ------------------------------------


                                         Its:
                                             -----------------------------------
                                               President & CEO
WITNESS:


-----------------------------------------
A Director of Midwest Banc Holdings, Inc.